AXOVANT GENE THERAPIES LTD.
SUITE 1, 3RD FLOOR
11-12 ST. JAMES SQUARE
LONDON SW1Y 4LB
UNITED KINGDOM

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 15, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 15, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E82423-P27158

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AXOVANT GENE THERAPIES LTD.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Frank Torti, M.D.	☐	☐	☐
1b. Atul Pande, M.D.	☐	☐	☐
1c. George Bickerstaff	☐	☐	☐
1d. Pavan Cheruvu, M.D.	☐	☐	☐
1e. Berndt Modig	☐	☐	☐
1f. Ilan Oren	☐	☐	☐
1g. Myrtle Potter	☐	☐	☐
1h. Senthil Sundaram	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2020, to appoint Ernst & Young LLP as our auditor for statutory purposes under the Bermuda Companies Act 1981, as amended, for our fiscal year ending March 31, 2020 and to authorize the Board of Directors, through the Audit Committee, to set the remuneration for Ernst & Young LLP as our auditor for our fiscal year ending March 31, 2020.	☐	☐	☐

NOTE: The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

E82424-P27158 AXOVANT GENE THERAPIES LTD. Annual General Meeting of Shareholders August 16, 2019 10:00 AM, Local Time This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Pavan Cheruvu, M.D., Mathew Bazley and Sheba Raza, or any of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the Common Shares of AXOVANT GENE THERAPIES LTD. that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 10:00 AM, local time, on August 16, 2019, at the Offices of Cooley (UK) LLP, Dashwood, 69 Old Broad Street, London, EC2M 1QS, United Kingdom, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Address Changes/Comments: _______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side